EXHIBIT (E)(1)

                            DISTRIBUTION AGREEMENT
                           -----------------------

                             AMENDED AND RESTATED
                            DISTRIBUTION AGREEMENT
                           -----------------------

     AMENDED AND RESTATED DISTRIBUTION AGREEMENT made this 31st day of July, 1998, between PRINCIPAL PRESERVATION PORTFOLIOS, INC., a Maryland corporation (the "Fund"), and B.C. ZIEGLER AND COMPANY, a Delaware corporation (the "Distributor").


                                 WITNESSETH:

     WHEREAS, the Fund is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as a diversified open-end management investment company and it is in the interest of the Fund to offer its share for sale continuously;

     WHEREAS, the Fund and the Distributor wish to enter into an agreement with each other with respect to the continuous offering of the Fund's shares of Common Stock, $.001 par value, which are issuable in series ("Common Stock"), to commence after the effectiveness of its initial registration statement filed pursuant to the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act.

     WHEREAS, two series of Common Stock, the Government Plus Portfolio and the Blue Chip 100 Plus Portfolio are currently offered by the Fund, and additional or different series may be offered from time to time, all of which such series are referred to as the "Portfolios."

     NOW, THEREFORE, the parties agree as follows:

     Section 1.     Appointment of the Distributor.
                    -------------------------------

     The Fund hereby appoints the Distributor its exclusive agent to sell and to arrange for the sale of the shares of Common Stock, including both issued and treasury shares, on the terms and for the period set forth in this Agreement and the Distributor hereby accepts such appointment and agrees to act hereunder. It is also understood, however, that purchases of Common Stock may be made directly through the Fund's transfer and dividend disbursing agent in the manner set forth in the Prospectus.

     Section 2.     Services and Duties of the Distributor.
                    ---------------------------------------

          (a) The Distributor agrees to sell, as agent for the Fund, from time to time during the term of this Agreement, Common Stock (whether unissued or treasury shares, in the Fund's sole discretion) upon the terms described in the Prospectus. As used in this Agreement, the term "Prospectus" shall mean the prospectus included as part of the Fund's Registration Statement, as such prospectus may be amended or supplemented from time to time, and the term "Registration Statement" shall mean the Registration Statement most recently filed from time to time by the Fund with the Securities and Exchange Commission and effective under the 1933 Act and the 1940 Act, as such Registration Statement as amended by any amendments thereto as the time in effect.

          (b) Upon commencement of the Fund's operations, the Distributor will hold itself available to receive orders, satisfactory to the Distributor, for the purchase of Common Stock and will accept such orders on behalf of the Fund as of the time of receipt of such orders and will transmit such orders as are so accepted to the Fund's transfer and dividend disbursing agent as promptly as practicable. Purchase orders shall be deemed effective at the time in the manner set forth in the Prospectus.

          (c) The Distributor in its discretion may sell shares to such registered and qualified retail dealers as it may select. In making agreements with such dealers, the Distributor shall act only as principal and not as agent for the Fund.

          (d) The offering price of shares of each Portfolio of Common Stock shall be the net asset value (as defined in the Articles of Incorporation of the Fund and determined as set forth in the Prospectus) per share of such Portfolio of the Common Stock next determined following receipt of an order, plus in the case of Class A (and Class X shares) the applicable sales charge, if any, determined as set forth in the Prospectus. The Fund shall furnish the Distributor, with all possible promptness, an advice of each computation of net asset value.

          (e) The Distributor shall not be obligated to sell any certain number of shares of Common Stock and nothing herein contained shall prevent the Distributor from entering into like distribution arrangements with other investment companies so long as the performance of its obligations hereunder is not impaired thereby.

          (f) The Distributor is authorized on behalf of the Fund to purchase shares presented to it by dealers at the price determined in accordance with, and in the manner set forth in, the Prospectus.

     Section 3.     Compensation of the Distributor.
                    --------------------------------

          (a)  Class A (and Class X Shares).  The above-mentioned sales charge
               -------
shall constitute the entire compensation of the Distributor. Out of such sales charge, the Distributor may allow such concessions or reallowances to dealers as it may from time to time determine.

          (b)  Class B Shares

               (i) The Fund shall pay to the Distributor, or at its direction, as compensation for acting as principal distributor in respect of the Class B Shares of each Portfolio its "Allocable Portion" (as hereinafter defined) of a fee (the "Distribution Fee") computed at the rate of 0.75% per annum of such Portfolio's average daily net assets attributable to Class B Shares, which Distribution Fee will accrue daily and be payable monthly.

               (ii) The Fund shall pay to the Distributor, or at its direction, as com pensation for providing shareholder services to the holders of Class B Shares of each Portfolio its allocable portion of a fee (the "Service Fee") computed at the rate of 0.25% per annum of such Portfolio's average daily net assets attributable to Class B Shares, which Service Fee will accrue daily and be payable monthly.

               (iii) The Distributor may allow all or any portion of the Service Fee to securities dealers in consideration of the provision by such securities dealers of shareholder services to particular Class B Shares.

               (iv) If, in lieu of allowing a portion of the Service Fee relating to a particular Class B Share to a securities dealer in consideration of such securities dealer providing shareholder services to such Class B Share for the twelve month period following the issuance thereof, the Distributor makes a payment to such securities dealer on the settlement date for the issuance of such Class B Share in consideration of such security dealer's commitment to provide such services for such twelve month period without further compensation, the Distributor will be deemed to have earned the Service Fee which accrues in respect of such Class B Share during such twelve month period (the "Earned Service Fee") upon making such payment to such securities dealer; and, in such case, all of the provisions of Section 3(b)
(v) through (x) hereof shall apply to such Earned Service Fee, in the same manner as they apply to the Underwriter's Allocable Portion of the Distribution Fee, and for this purpose references in Section 3 (b) (v) through
(x) hereof to Distribution Fees shall be deemed to include a reference to Earned Service Fees and references in such section to the financing of distribution services shall be deemed to include a reference to financing of shareholder services.

               (v) Notwithstanding anything to the contrary set forth in this Distribution Agreement or (to the extent waiver thereof is permitted thereby) applicable law, the Portfolio's obligation to pay the Distributor's Allocable Portion of the Distribution Fees payable in respect of the Class B Shares of any Portfolio shall not be terminated or modified in any manner (including, without limitation, by change in the auto-conversion arrangements relating to Class B Shares for which the "Date or Original Issuance" (as defined below) occurs prior to such action) for any reason (including a termination of this Distribution Agreement as it relates to Class B Shares), except to the extent required by a change in the Investment Company Act of 1940 (the "Act") or the Conduct Rules of the National Association of Securities Dealers, Inc., in either case enacted or promulgated after the date of this Amended and Restated Distribution Agreement (i.e., July 31, 1998), or in connection with a "Complete Termination" (as hereinafter defined) of the Plan.

               (vi) The Fund or the Portfolio will not take any action to waive or change in any manner (including, without limitation, by change in the auto-conversion arrangements relating to Class B Shares for which the "Date or Original Issuance" (as defined below) occurs prior to such action) any CDSC in respect of any Class B Shares of any Portfolio for which the Date of Original Issuance occurs prior to such action, except as provided in the Portfolio's prospectus or statement of additional information as in effect as of the date of this Distribution Agreement, without the consent of the Distributor and its Transferees (as hereinafter defined) of all or any portion of its right to its Allocable Portion of the CDSCs.

               (vii) Notwithstanding anything to the contrary set forth in this Distribution Agreement, neither the termination of the Distributor's role as principal distributor of the Class B Shares of a Portfolio, nor the termination of this Distribution Agreement nor the termination of the Plan will terminate such Distributor's right to its Allocable Portion of the CDSCs in respect of the Class B Shares of any Portfolio.

               (viii) Notwithstanding anything to the contrary in this Distribution Agreement, the Distributor may assign, sell or pledge (collectively, a "Transfer") its rights to its Allocable Portion of the Distribution Fees and CDSCs earned by it (but not its obligations to the Fund or the Portfolio under this Distribution Agreement) in respect of the Class B Shares to raise funds to make the expenditures related to the distribution of Class B Shares and in connection therewith upon receipt of notice of such Transfer, the Fund on behalf of each Portfolio shall pay, or cause to be paid to the assignee, purchaser or pledgee (collectively with their subsequent transferees, "Transferees") such portion of the Distributor's Allocable Portion of the Distribution Fees and CDSCs in respect of the Class B Shares of such Portfolio so transferred. Except as provided in Section 3(v) above and notwithstanding anything to the contrary set forth elsewhere in this Distribution Agreement, to the extent the Distributor has made a Transfer of its rights thereto to raise funds as aforesaid, the Fund's obligation to pay the Distributor's Allocable Portion of the Distribution Fees and CDSCs payable in respect of the Class B Shares shall be absolute and unconditional and shall not be subject to dispute, offset, counterclaim or any defense whatsoever, at law or equity, including without limitation, any of the foregoing based on the insolvency or bankruptcy of the Distributor (it being understood that such provision is not a waiver of the Fund's or the Portfolio's right to pursue such Distributor and enforce such claims against the assets of the Distributor other than the Distributor's right to the Distribution Fees and CDSCs, in respect of the Class B Shares of the Portfolio or any other company, portfolio, fund or trust, Distribution Fees and CDSCs in respect of the Class B Shares of which have been so transferred in connection with such Transfer). The Fund agrees, on behalf of each Portfolio, that each such Transferee is a third party beneficiary of the provisions of this clause (viii) but only insofar as those provisions relate to Distribution Fees and CDSCs transferred to such Transferee.

               (ix) For purposes of this Distribution Agreement, the term Allocable Portion of Distribution Fees and CDSCs payable in respect of the Class B Shares of any Portfolio shall mean the portion of such Distribution Fees and CDSCs allocated to such Distributor in accordance with the Allocation Schedule attached hereto as Schedule A and the term "Date of Original Issuance" shall have the meaning defined in such Allocation Schedule.

               (x) For purposes of this Distribution Agreement, the term "Complete Termination" of the Plan in respect of any Portfolio means a termination of the Plan involving the complete cessation of the payment of Distribution Fees in respect of all Class B Shares of the Portfolio, and the termination of the distribution plans and the complete cessation of the payment of distribution fees pursuant to every other Distribution Plan pursuant to Rule 12b-1 of the Act in respect of the Class B Shares of the Portfolio, any other Portfolio and any successor company, portfolio, fund or trust, or any company, portfolio, fund or trust acquiring a substantial portion of the assets of the Portfolio or any other Portfolio and for every future class of shares of the Portfolio or any other such company, portfolio, fund or trust which has substantially similar characteristics to the Class B Shares of the Portfolio including the manner of payment and amount of sales charge, contingent deferred sales charge or other similar charges borne directly or indirectly by the holders of such shares.

     Section 4.     Duties of the Fund.
                    ------------------

          (a) The Fund agrees to sell its shares so long as it has shares available for sale; and to deliver certificates for, or cause the Fund's transfer and dividend disbursing agent to issue non-negotiable share deposit receipts evidencing, such shares registered in such names and amounts as the Distributor has requested in writing, as promptly as practicable after receipt by the Fund of the net asset value thereof and written request of the Distributor therefor.

          (b) The Fund shall keep the Distributor fully informed with regard to its affairs and shall furnish to the Distributor copies of all information, financial statements and other papers which the Distributor may reasonably request for use in connection with the distribution of shares of the Fund, and this shall include one certified copy, upon request by the Distributor, of all financial statements prepared for the Fund by independent accountants and such reasonable number of copies of its most current Prospectus and annual and interim reports as the Distributor may request and shall cooperate fully in the efforts of the Distributor to sell and arrange for the sale of the Fund's shares and in the performance of the Distributor under this Agreement.

          (c) The Fund shall take, from time to time, all necessary action to fix the number of authorized shares and such steps, including payment of the related filing fee, as may be necessary to register the same under the 1933 Act to the end that there will be available for sale such number of shares as the Distributor may be expected to sell. The Fund agrees to file from time to time such amendments, reports and other documents as may be necessary in order that there may be no untrue statement of a material fact in a Registration Statement or Prospectus, or necessary in order that there may be no omission to state a material fact in the Registration Statement or Prospectus which omission would make the statements therein misleading.

          (d) The Fund shall use its best efforts to qualify and maintain the qualification of an appropriate number of its shares for sale under the securities laws of such states as the Distributor and the Fund may approve, and, if necessary or appropriate in connection therewith, to qualify and maintain the qualification of the Fund as a broker or dealer in such states; provided that the Fund shall not be required to amend its Articles of Incorporation or By-Laws to comply with the laws of any state, to maintain an office in any state, to change the terms of the offering of its Common Stock in any state from the terms set forth in its Registration Statement and Prospectus, to qualify as a foreign corporation in any state or to consent to service of process in any state other than with respect to claims arising out of the offering of its Common Stock. The Distributor shall furnish such information and other material relating to its affairs and activities as may be required by the Fund in connection with such qualifications.

     Section 5.     Expenses.
                    ---------

          (a) The Fund shall bear all costs and expenses of the continuous offering of its shares in connection with: (i) fees and disbursements of its counsel and independent accountants, (ii) the preparation, filing and printing of any registration statements and/or prospectuses required by and under the federal securities laws, (iii) the preparation and mailing of annual and interim reports, prospectuses and proxy materials to shareholders and (iv) the qualifications of shares of Common Stock for sale and of the Fund as a broker or dealer under the securities laws of such states or other jurisdictions as shall be selected by the Fund and the Distributor pursuant to Section 4(d) hereof and the cost and expenses payable to each such state for continuing qualification therein.

          (b) The Distributor shall bear (i) the costs and expenses of preparing, printing and distributing any materials not prepared by the Fund and other materials used by the Distributor in connection with its offering of shares for sale to the public, including the additional cost of printing copies of the Prospectus and of annual and interim reports to shareholders other than copies thereof required for distribution to shareholders or for filing with any federal securities authorities, (ii) any expenses of advertising incurred by the Distributor in connection with such offering and
(iii) the expenses of the registration or qualification of the Distributor as a dealer or broker under federal or state laws and the expenses of continuing such registration or qualification.

     Section 6.     Indemnification.
                    ----------------

     The Fund agrees to indemnify, defend and hold the Distributor, its officers and directors and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expense (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Distributor, its officers, directors or any such controlling person may incur under the 1933 Act, or under common law or otherwise, arising out of or based upon any untrue statement of a material fact contained in the Registration Statement or Prospectus or arising out of or based upon any alleged omission to state a material fact required to be stated in either thereof or necessary to make the statements in either thereof not misleading, except insofar as such claims, demands, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing by the Distributor to the Fund for use in the Registration Statement or Prospectus; provided, however, that this indemnity agreement, to the extent that it might require indemnity of any person who is also an officer or director of the Fund or who controls the Fund within the meaning of Section 15 of the 1933 Act, shall not inure to the benefit of such officer, director or controlling person unless a court competent jurisdiction shall determine, or it shall have been determined by controlling precedent, that such result would not be against public policy as expressed in the 1933 Act; and further provided, that in no event shall anything contained herein be so construed as to protect the Distributor against any liability to the Fund or to its security holders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations under this Agreement. The Fund's agreement to indemnify the Distributor, its officers and directors and any such controlling person as aforesaid is expressly conditioned upon the Fund's being promptly notified of any action brought against the Distributor, its officers or directors, or any such controlling person, such notification to be given by letter or telegram addressed to the Fund at its principal business office. The Fund agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issue and sale of any shares of its capital stock.

     The Distributor agrees to indemnify, defend and hold the Fund, its officers and directors and any person who controls the Fund, if any, within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending against such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Fund, its directors or officers, or any such controlling person may incur under the 1933 Act or under common law or otherwise, but only to the extent that such liability or expense incurred by the Fund, its directors or officers or such controlling person resulting from such claims or demands shall arise out of or be based upon any alleged untrue statement of a material fact contained in information furnished in writing by the Distributor to the Fund for use in the Registration Statement or Prospectus or shall arise out of or be based upon any alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement or Prospectus or necessary to make such information not misleading. The Distributor's agreement to indemnify the Fund, its directors and officers, and any such controlling person as aforesaid is expressly conditioned upon the Distributors being promptly notified of any action brought against the Fund, its officers or directors or any such controlling person, such notification being given to the Distributor at its principal business office.

     Section 7.     Compliance with Securities Laws.
                    --------------------------------

     The Fund represents that it is registered as a diversified open-end management investment company under the 1940 Act, and agrees that it will comply with all of the provisions of the 1940 Act and of the rules and regulations thereunder. The Fund and the Distributor each agree to comply with all of the applicable terms and provisions of the 1940 Act, the 1933 Act and, subject to the provisions of Section 4(d), all applicable state "Blue Sky" laws. The Distributor agrees to comply with all of the applicable terms and provisions of the Securities Exchange Act of 1934.

     Section 8.     Term of Agreement; Termination.
                    -------------------------------

     This Agreement shall commence on the first date set forth above. This Agreement shall continue in effect for a period more than two years from the date hereof only so long as such continuance is specifically approved at least annually in conformity with requirements of the Investment Company Act of 1940.

     This Agreement shall terminate automatically in the event of its assignment (as defined by the 1940 Act). In addition, this Agreement may be terminated by either party at any time, without penalty, on not more than sixty days' nor less than thirty days' written notice to the other party.

     Section 9.     Notices.
                    --------

     Any notice required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid,
(1) to the Distributor at 215 North Main Street, West Bend, Wisconsin 53095,
Attention: Mutual Fund Department; or (2) to the Fund at 215 North Main Street, West Bend, Wisconsin 53095, Attention: Administration.

     Section 10.    Governing Law.
                    --------------

     This Agreement shall be governed and construed in accordance with the laws of the State of Wisconsin.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                              B.C. ZIEGLER AND COMPANY


                                   /s/  Robert J. Tuszynski
                              By:  ------------------------------------------
                                   Robert J. Tuszynski, Senior Vice President


                              PRINCIPAL PRESERVATION PORTFOLIOS, INC.


                                   /s/  Robert J. Tuszynski
                              By:  ------------------------------------------
                                   Robert J. Tuszynski, President

                                  SCHEDULE A
                      TO THE DISTRIBUTION AGREEMENT FOR
                            S&P 100 PLUS PORTFOLIO
                         DIVIDEND ACHIEVERS PORTFOLIO
                            SELECT VALUE PORTFOLIO
                         PSE TECH 100 INDEX PORTFOLIO
                           MANAGED GROWTH PORTFOLIO
                         (TOGETHER THE "PORTFOLIOS")

                            ALLOCATION PROCEDURES


     The Distributor's Allocable Portion of Distribution Fees, Contingent Deferred Sales Charges and Shareholder Servicing Fees in respect of Shares of each Portfolio shall be 100% until such time as the Distributor shall cease to serve as exclusive distributor of Shares of such Portfolio; thereafter collections which constitute Contingent Deferred Sales Charges, Asset Based Sales Charges and Shareholder Servicing Fees related to Shares of each Portfolio shall be allocated among the Distributor and any successor distributor ("Successor Distributor") in accordance with this Schedule A.

     Defined terms used in this Schedule A and not otherwise defined herein shall have the meaning assigned to them in the above referenced Distribution Agreement. As used herein the following terms shall have the meanings indicated:

     "Commission Share" means in respect of any Portfolio, each Share of such
     -----------------
Portfolio, which is issued under circumstances which would normally give rise to an obligation of the holder of such Share to pay a Contingent Deferred Sales Charge upon redemption of such Share (including, without limitation, any Share of such Portfolio issued in connection with a permitted free exchange) and any such Share shall continue to be a Commission Share of such Portfolio prior to the redemption (including a redemption in connection with a permitted free exchange) or conversion of such Share, even though the obligation to pay the Contingent Deferred Sales Charge may have expired or conditions for waivers thereof may exist.

     "Date of Original Issuance" means in respect of any Commission Share, the
     --------------------------
date with reference to which the amount of the Contingent Deferred Sales Charge payable on redemption thereof, if any, is computed.

     "Free Share" means, in respect of any Portfolio, each Share of such
     ------------
Portfolio, other than a Commission Share or Omnibus Share (including, without limitation, any Share issued in connection with the reinvestment of dividends or capital gains).

     "Inception Date" means in respect of any Portfolio, the first date on
     ----------------
which such Portfolio issued Shares.

     "Net Asset Value" means, (i) with respect to any Portfolio, as of the
     ------------------
date any determination thereof is made, the net asset value of such Portfolio computed in the manner such value is required to be computed by such Portfolio in its reports to its shareholders, and (ii) with respect to any Share of such Portfolio as of any date, the quotient obtained by dividing: (A) the net asset value of such Portfolio (as computed in accordance with clause (i) above) allocated to Shares of such Portfolio (in accordance with the constituent documents for such Portfolio) as of such date, by (B) the number of Shares of such Portfolio outstanding on such date.

     "Omnibus Share" means, in respect of any Portfolio, a commission share
     --------------
sold by one of the Selling Agents listed on Exhibit I or related free share issued in connection with the reinvestment of dividends or capital gains for such share. If, subsequent to closing of the Program, the Distributor and its Transferees reasonably determine that the Transfer Agent is able provide information to track all commission shares sold by any of the Selling Agents listed on Exhibit I (and related free shares in the same manner as Commission Shares and Free Shares are currently tracked in respect of Selling Agents not listed on Exhibit I, then Exhibit I shall be amended to delete such Selling Agent from Exhibit I so that commission shares sold by such Selling Agent (and related free shares) will no longer be treated as Omnibus Shares.

PART I:  ATTRIBUTION OF SHARES
------------------------------


     Shares of each Portfolio, which are outstanding from time to time, shall be attributed to the Distributor and each Successor Distributor in accordance with the following rules;

     (1)  Commission Shares:
          -----------------

          (a) Commission Shares which are not Omnibus Shares attributed to the Distributor shall be Commission Shares which are not Omnibus Shares the Date of Original Issuance of which occurred on or after the Inception Date of such Portfolio and on or prior to the date the Distributor ceased to be the exclusive distributor of Shares of such Portfolio.
          (b) Commission Shares which are not Omnibus Shares attributable to each successor Distributor shall be Commission Shares which are not Omnibus Shares, the Date of Original Issuance of which occurs after the date such Successor Distributor became the exclusive distributor of Shares of such Portfolio and on or prior to the date such Successor Distributor ceased to be the exclusive Distributor of Shares of the Fund.

          (c) A Commission Share which is not an Omnibus Share of a particular Portfolio (the "Issuing Portfolio") issued in consideration of the
                           -----------------
investment of proceeds of the redemption of a Commission Share which is not an Omnibus Share of another Portfolio (the "Redeeming Portfolio") in connection
                                         --------------------
with a permitted free exchange, is deemed to have a Date of Original Issuance identical to the Date of Original Issuance of the Commission Share of the Redeeming Portfolio and any such Commission Share will be attributed to the Distributor or Successor Distributor based upon such Date of Original Issuance in accordance with rules (a) and (b) above.

          (d) A Commission Share which is not an Omnibus Share redeemed (other than in connection with a permitted free exchange) or converted to a Class A share is attributable to the Distributor or Successor Distributor based upon the Date of Original Issuance in accordance with rule (a), (b) and
(c) above.

     (2)  Free Shares:
          ------------

     Free Shares which are not Omnibus Shares of a Portfolio outstanding on any date shall be attributed to the Distributor or Successor Distributor, as the case may be, in the same proportion that the Commission Shares which are not Omnibus Shares of such Portfolio outstanding on such date are attributed to each on such date; provided that if the Distributor and its Transferees
                      --------
reasonably determine that the Transfer Agent is able to produce monthly reports which track the Date of Original Issuance for such Free Shares, then such Free Shares shall be allocated pursuant to clause 1(a), (b) and (c) above.

     (3)  Omnibus Shares:
          ---------------

          Omnibus Shares of a Portfolio outstanding on any date shall be attributed to the Distributor or Successor Distributor, as the case may be, in the same proportion that the Commission Shares which are not Omnibus Shares of such Portfolio outstanding on such date are attributed to each on such date; provided that if the Distributor and its Transferees reasonably determine that
--------
the Transfer Agent is able to produce monthly reports which track the Date of Original Issuance for the Omnibus Shares, then the Omnibus Shares shall be allocated pursuant to clause 1(a), (b) and (c) above.

PART II:  ALLOCATION OF CONTINGENT DEFERRED SALES CHARGES ("CDSCS")
-------------------------------------------------------------------

     (1)  CDSCs Related to the Redemption of Commission Shares which are not
          ------------------------------------------------------------------
Omnibus Shares:
---------------

    CDSCs in respect of the redemption of Commission Shares which are not Omnibus Shares shall be allocated to the Distributor or a Successor Distributor depending upon whether the related redeemed Commission Share is attributable to the Distributor or such Successor Distributor, as the case may be, in accordance with Part I above.

     (2)  CDSCs Related to the Redemption of Omnibus Shares:
          ---------------------------------------------------

     CDSCs in respect of the redemption of Omnibus Shares shall be allocated to the Distributor or a Successor Distributor in the same proportion that the CDSCs related to the redemption of Commission Shares are allocated to each thereof; provided that if the Distributor and its Transferees reasonably
         -------
determine that the Transfer Agent is able to produce monthly reports which track the Date of Original Issuance for the Omnibus Shares, then the CDSCs in respect of the redemption of Omnibus Shares shall be allocated among the Distributor and any Successor Distributors depending on whether the related redeemed Omnibus Share is attributable to the Distributor or a Successor Distributor, as the case may be, in accordance with Part I above.

PART III:  ALLOCATION OF ASSET BASED SALES CHARGES
--------------------------------------------------

     Assuming that the Asset Based Sales Charge remains constant over time and among Portfolios so that Part V hereof does not become operative:

     (1) The portion of the aggregate Asset Based Sales Charges accrued in respect of all Shares of all Portfolios during any calendar month allocable to the Distributor or a Successor Distributor is determined by multiplying the total of such Asset Based Sales Charges by the following fraction:

                              (A+C)/2
                              -------
                              (B+D)/2
          where:

          A = The aggregate Net Asset Value of all Shares of all Portfolios attributed to the Distributor or such Successor Distributor, as the case may be, and outstanding at the beginning of such calendar month

          B = The aggregate Net Asset Value of all Shares of all Portfolios at the beginning of such calendar month

          C = The aggregate Net Asset Value of all Shares of all Portfolios attributed to the Distributor or such Successor Distributor, as the case may be, and outstanding at the end of such calendar month

          D = The aggregate Net Asset Value of all Shares of all Portfolios at the end of such calendar month

          (2) If the Distributor and its Transferees reasonably determine that the Transfer Agent is able to produce automated monthly reports which allocate the average Net Asset Value of the Commission Shares (or all Shares if available) of all Portfolios among the Distributor and any Successor Distributors in a manner consistent with the methodology detailed in Part I and Part III(1) above, the portion of the Asset Based Sales Charges accrued in respect of all such Shares of all Portfolios during a particular calendar month will be allocated to the Distributor or a Successor Distributor by multiplying the total of such Asset Based Sales Charges by the following fraction:
                                      (A)/(B)
               where:

          A = Average Net Asset Value of all such Shares of all Portfolios for such calendar month attributed to the Distributor or a Successor Distributor, as the case may be

          B = Total average Net Asset Value of all such Shares of all Portfolios for such calendar month

     PART IV:  ALLOCATION OF SHAREHOLDER SERVICING FEES
     --------------------------------------------------

          Assuming that the Shareholder Servicing Fee for all Shares remains constant over time and among Portfolios so that Part V hereof does not become operative:

          (1) Unless clause (2) below is applicable, the portion of the aggregate Shareholder Servicing Fees which are accrued by or in respect of all Portfolios during any calendar month allocated to the Distributor or a Successor Distributor shall be determined by multiplying the total amount of Shareholder Servicing Fees accruing during such calendar month by the following fraction:

                              (A+C)/2
                              -------
                              (B+D)/2

               where:

          A = The aggregate Net Asset Value of all Commission Shares (or all Shares if available) of all Portfolios, which are attributed to the Distributor or such Successor Distributor and outstanding at the beginning of such calendar month

          B = The aggregate Net Asset Value of all Commission Shares (or all Shares if available) of all Portfolios which are outstanding at the beginning of such calendar month

          C = The aggregate Net Asset Value of all Commission Shares (or all Shares if available) of all Portfolios, which are attributed to the Distributor or such Successor Distributor and outstanding at the end of such calendar month

          D = The aggregate Net Asset Value of all Commission Shares (or all Shares if available) of all Portfolios, which are outstanding at the end of such calendar month

          (2) If the Distributor and its Transferees reasonably determine that the Transfer Agent is able to produce automated monthly reports which allocate the average Net Asset Value of the Shares of all Portfolios among the Distributor and any Successor Distributor in a manner consistent with the methodology detailed in Part I and Part III(1) above, the portion of the Shareholder Servicing Fees accrued during a particular calendar month allocated to the Distributor or a Successor Distributor shall be determined by multiplying the total amount of Shareholder Servicing Fees accruing during such calendar month by the following fraction:

                                      (A)/(B)

               where:

          A = Average Net Asset Value of all Commission Shares (or all Shares if available) of all Portfolios for such calendar month attributed to the Distributor or a Successor Distributor, as the case may be

          B = Total average Net Asset Value of all Commission Shares (or all Shares if available) of all Portfolios for such calendar month

PART V:  ADJUSTMENT OF THE DISTRIBUTOR'S ALLOCABLE PORTION AND EACH SUCCESSOR
------------------------------------------------------------------------------

DISTRIBUTOR'S ALLOCABLE PORTION
-------------------------------

  The Parties to the Distribution Agreement recognize that, if the terms of any distributor's contract, any distribution plan, any prospectus, the conduct rules or any other applicable law change, which change disproportionately reduces, in a manner inconsistent with the intent of this Distribution Agreement, the amount of the Distributor's Allocable Portion or each Successor Distributor's Allocable Portion had no such change occurred, the definitions of the Distributor's Allocable Portion and/or the Successor Distributor's Allocable Portion in respect of the Shares relating to such Portfolio shall be adjusted by agreement among the Distributor, its Transferees, each Successor Distributor and the Company; provided, however, if the Distributor, its
                             --------  --------
Transferees, each Successor Distributor and the Company cannot agree within thirty (30) days after the date of any such change in applicable laws or in any distributor's contract, distribution plan, prospectus or the conduct rules, they shall submit the question to arbitration in accordance with the commercial arbitration rules of the American Arbitration Association and the decision reached by the arbitrator shall be final and binding on each of them.

                                                                  Exhibit I to
                                                                    Schedule A
                                                                        to the
                                                        Distribution Agreement